Exhibit 5.1

Eric Blanchard
+1 212 479 6565
eblanchard@cooley.com

March 15, 2023

MacroGenics, Inc.
9704 Medical Center Drive
Rockville, Maryland 20850

Ladies and Gentlemen:

We have acted as counsel to MacroGenics, Inc., a Delaware corporation (the “Company”), in connection with the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S‑3 (File No. 333-249851) (as so amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) that provides it will be supplemented by one or more prospectus supplements (each a “Prospectus Supplement”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering the offering of up to $100,000,000 of shares (the “Placement Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), that may be sold under the Sales Agreement, dated March 15, 2023, between the Company and Cowen and Company, LLC (the “Sales Agreement”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus will provide for the registration by the Company of the sale of:

•	shares of Common Stock (the “Base Prospectus Shares”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

•
debt securities in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the forms incorporated by reference as Exhibit 4.3 (the “Senior Indenture”) and Exhibit 4.4 (together with the Senior Indenture, the “Indentures”) to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities;

•
warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”), by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company;

Cooley LLP 55 Hudson Yards New York, NY 10001
t: (212) 479-6000 f: (212) 479-6275 cooley.com

March 15, 2023
Page Two

•
units consisting of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units”), which may be issued pursuant to one or more unit agreements (each a “Unit Agreement”) to be dated on or about the date of the first issuance of Units thereunder; and

•	The Placement Shares.

The Base Prospectus Shares, the Preferred Stock, the Debt Securities, the Warrants, the Units and the Placement Shares plus any additional Common Stock, Preferred Stock, Debt Securities and Warrants that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof.

With respect to our opinion as to the Base Prospectus Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Base Prospectus Shares (or Preferred Stock or Debt Securities convertible into, or Warrants exercisable for, Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into, or Warrants exercisable for, Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock.  We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture and Warrant Agreement will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants or upon settlement of any Units, such convertible Debt Securities or Warrants or Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Cooley LLP 55 Hudson Yards New York, NY 10001
t: (212) 479-6000 f: (212) 479-6275 cooley.com

March 15, 2023
Page Three

With respect to the Placement Shares, we have assumed (i) that each sale of the Placement Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) that no more than 34,000,000 Placement Shares will be sold for a consideration not less than the par value of the Common Stock. We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company and/or other matters cause the number of shares of Common Stock available for issuance under the Sales Agreement to exceed the shares available for issuance by the Company.

Our opinion herein is expressed solely with respect to the DGCL and, as to the Debt Securities and the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.          With respect to the Base Prospectus Shares offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the issuance of the Base Prospectus Shares has been duly authorized by all necessary corporate action on the part of the Company; (c) the issuance and sale of the Base Prospectus Shares do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates, if any, for the Base Prospectus Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Base Prospectus Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, or upon settlement of any Units, in accordance with their terms, will be validly issued, fully paid and nonassessable.

Cooley LLP 55 Hudson Yards New York, NY 10001
t: (212) 479-6000 f: (212) 479-6275 cooley.com

March 15, 2023
Page Four

2.          With respect to the Preferred Stock offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (c) the terms of the shares of the Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, or upon settlement of any Units, in accordance with their terms, will be validly issued, fully paid and nonassessable.

3.          With respect to any series of the Debt Securities issued under either Indenture and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (c) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (d) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, or upon settlement of any Units, in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Cooley LLP 55 Hudson Yards New York, NY 10001
t: (212) 479-6000 f: (212) 479-6275 cooley.com

March 15, 2023
Page Five

4.          With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (c) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (d) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon settlement of any Units, in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

5.          With respect to the Units offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (b) the Units and any related Unit Agreement have been duly authorized by the Company by all necessary corporate action; (c) any related Unit Agreement has been duly executed by the Company and each other party thereto, (d) the terms of the Units and any related Unit Agreement have been duly established as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation or the Bylaws, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) to the extent applicable, the Units have been duly executed and delivered by the Company to the purchasers thereof against payment therefor pursuant to any related Unit Agreement, then the Units, when issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Cooley LLP 55 Hudson Yards New York, NY 10001
t: (212) 479-6000 f: (212) 479-6275 cooley.com

March 15, 2023
Page Six

6.          The Placement Shares, when sold and issued against payment therefor in accordance with the Sales Agreement, the Registration Statement and the Sales Agreement Prospectus, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and the Sales Agreement Prospectus.  We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities and to any post-effective amendment to the Registration Statement.   In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated.  This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

Cooley LLP

By:	/s/ Eric Blanchard
Eric Blanchard

Cooley LLP 55 Hudson Yards New York, NY 10001
t: (212) 479-6000 f: (212) 479-6275 cooley.com